Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Ardagh Metal Packaging S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate*	Amount of Registration Fee
Fees to be Paid	-
Fees Previously Paid	Equity	Shares, nominal value EUR 0.01 per share	Other*	16,749,984(2)	$11.50	$192,624,816	$109.10 per $1,000,000	$21,016(3)
	Equity	Shares, nominal value EUR 0.01 per share	Other*	579,357,270(4)	$11.63(5)	$6,737,925,050.10	$109.10 per $1,000,000	$735,107.63
	Other	Warrants	N/A	6,250,000(6)	N/A	N/A(7)	N/A	N/A
	Total Offering Amounts					$6,930,549,866.10		$756,123.63
	Total Fees Previously Paid							$756,123.63
	Total Fee Offsets							N/A
	Net Fee Due							N/A

*The securities to be offered pursuant to this Registration Statement on Form F-1 (No. 333-258749) (the “Registration Statement”) were all registered in connection with the initial filing of this Registration Statement on August 12, 2021 and the associated registration fees have been previously paid and were calculated as described below. The fee rate is presented as of the initial filing of this Registration Statement on August 12, 2021.

(1)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)

Consists of (i) 10,499,984 Shares (as defined herein) of Ardagh Metal Packaging S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 251465 (“AMPSA”), that may be issued upon exercise of Warrants (as defined herein) to purchase Shares, which were originally Public Warrants (as defined herein) that were automatically converted into Warrants upon consummation of the Merger (as defined herein) and (ii) 6,250,000 Shares of AMPSA that may be issued upon exercise of Warrants to purchase Shares, which were originally Private Placement Warrants (as defined herein) that were automatically converted into Warrants upon consummation of the Merger. Each Warrant will entitle the warrant holder to purchase one Share at a price of $11.50 per share (subject to adjustment). The Warrants were previously registered on a registration statement on Form F-4 (File No. 333- 254005) (the “Prior Registration Statement) and are being transferred to this registration statement on Form F-1 by way of this Form F-1 pursuant to Rule 457(p).

(3)

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein is a combined prospectus that also relates to securities that were registered by Prior Registration Statement and this registration statement constitutes a post-effective amendment to the Prior Registration Statement. A filing fee of $21,016 was previously paid in connection with registering offers and sales, pursuant to the Prior Registration Statement, of 16,750,000 Shares issuable upon exercise of warrants. Such post-effective amendment shall become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act.

(4)

Consists of the resale by the selling securityholders named in the prospectus of up to (i) 69,500,000 Shares issued to the Subscribers (as defined herein); (ii) 493,763,520 Shares issued to Ardagh Group S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 56, rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 160804 (“AGSA”); (iii) 9,843,750 Shares issued to Gores Sponsor V LLC, Gores Pipe, LLC, Randall Bort, William Patton and Jeffrey Rea; and (vi) 6,250,000 Shares of AMPSA that may be issued upon exercise of Warrants to purchase Shares, which were originally Private Placement Warrants that were automatically converted into Warrants upon consummation of the Merger.

(5)

Estimated solely to calculate the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the Shares as reported on the New York Stock Exchange on August 9, 2021.

(6)

Consists of the resale by the selling securityholders named in the prospectus of up to 6,250,000 Warrants to purchase Shares, which were originally Private Placement Warrants that were automatically converted into Warrants upon consummation of the Merger.

(7)

The maximum number of Warrants and Shares of the registrant issuable upon exercise of the Warrants are being simultaneously registered hereunder. No separate registration fee required pursuant to Rule 457(g) under the Securities Act. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Warrants has been allocated to the Shares underlying such warrants and those Shares are included in the registration fee as calculated in footnote (5) above.